                                                                    EXHIBIT 99.1

                      RATIO OF EARNINGS TO FIXED CHARGES

                 PATRIOT AMERICAN HOSPITALITY, INC. (PATRIOT)
                                (in thousands)

                                                3 Months        Year   Inception
                                                  Ended        Ended    Through
                                                03/31/97      12/31/96  12/31/95
                                                --------      -------- ---------
Earnings:
   Income before minority interest              $13,780       $44,813     $7,064
   Add back: fixed charges                        7,888         7,471         89
                                                --------------------------------
                                                $21,668       $52,284     $7,153
                                                ================================
Fixed Charges:
   Interest expense, including
    amort of DLC                                $ 7,805       $ 7,380     $   89
   Capitalized interest                              83            91          -
                                                --------------------------------
                                                $ 7,888       $ 7,471     $   89
                                                ================================
Ratio:                                             2.75          7.00      80.37
                                                ================================
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